As filed with the Securities and Exchange Commission on August  , 1997
 Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933


                         LOGIC DEVICES INCORPORATED
              (Exact name of Company as specified in its charter)

                  CALIFORNIA                          94-2893789
     (State or other jurisdiction of incor-        (I.R.S. Employer
           poration or organization)             Identification No.)


                             1320 ORLEANS DRIVE
                        SUNNYVALE, CALIFORNIA 94089
                  (Address of principal executive offices)


                         LOGIC DEVICES INCORPORATED
                         1996 STOCK INCENTIVE PLAN
                          (Full title of the plan)


                         William J. Volz, President
                         Logic Devices Incorporated
                             1320 Orleans Drive
                        Sunnyvale, California 94089
                    (Name and address of agent for service)

                                 (408) 542-5400
         (Telephone number, including area code, of agent for service)

                                WITH COPIES TO:

                             DAVID R. SELMER, ESQ.
                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                       333 WEST WACKER DRIVE, SUITE 2700
                            CHICAGO, ILLINOIS 60606
                                 (312) 984-3100

                        CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
 Title of                         Maximum        Maximum
 Securities                       Offering       Aggregate      Amount of
 to be             Amount to be   Price          Offering       Registration
 Registered        Register(1)    per Share(2)   Price(1)(2)    Fee(2)

 Common Stock,
  no par value       600,000      $ 2 1/16       $ 2 1/16       $ 375.00

 (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Logic Devices Incorporated 1996 Stock Incentive Plan (the "Plan") in connection with share splits, share dividends or similar transactions.

 (2) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Logic Devices Incorporated 1996 Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

      Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents previously or concurrently filed by Logic Devices Incorporated (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-K (the "Annual Report") filed by the Company (SEC File No. 0-17187) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on April 15, 1997.

        (b) The Company's Amendment to the Annual Report on Form 10-K/A (the "Amendment to the Annual Report") filed by the Company (SEC File No. 0-17187) under the Exchange Act, with the Commission on April 29, 1997.

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a
 part  thereof  from  the  date  of the filing of such documents.   Any
 statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

 ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Restated Articles of Incorporation and Bylaws require the Company to indemnify officers and directors of the Company to the full extent permitted by Section 317 of the California General Corporation Law, as amended. Section 317 of the California General Corporation Law, as amended, makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

 ITEM 8.  EXHIBITS.

        See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

 ITEM 9.  UNDERTAKINGS.

 (a)    The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii)
 include  any  material  information   with  respect  to  the  plan  of
 distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

 THE COMPANY. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 31, 1997.

                                          LOGIC DEVICES INCORPORATED

                                          By: /S/ WILLIAM J. VOLZ
                                              William J. Volz
                                              President

                                          By: /S/ TODD J. ASHFORD
                                              Todd J. Ashford
                                              Chief Financial Officer
                                              and Secretary

                            POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints William J. Volz and Todd J. Ashford, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on July 31, 1997.


 SIGNATURE                       TITLE
 /S/ WILLIAM J. VOLZ             President and Director (Principal  Executive
 William J. Volz                 Officer)

 /S/ TODD J. ASHFORD             Chief Financial Officer and Secretary
                                 (Principal Financial and Accounting
 Todd J. Ashford                 Officer)

 /S/ HOWARD L. FARKAS            Chairman of the Board
 Howard L. Farkas

 /S/ BURTON W. KANTER            Director
 Burton w. Kanter

 /S/ ALBERT MORRISON, JR.        Director
 Albert Morrison, Jr.

 /S/ BRUCE B. LUSIGNAN           Director
 Bruce B. Lusignan

                       LOGIC DEVICES INCORPORATED

                              EXHIBIT INDEX
                                   TO
                     FORM S-8 REGISTRATION STATEMENT

 Exhibit                    Incorporated                    Filed        Page
 No.   Description          Herein by Reference To          Herewith     No.

 4.1   Company's Common     (incorporated by reference to
       Stock                Exhibit 3.1 of a Registration
                            Statement on Form S-18 as filed
                            with SEC on August 23, 1988,
                            SEC File No. 33-23763-LA)

 5.1   Opinion of Barack
       Ferrazzano Kirschbaum                                   X         II-5
       Perlman & Nagelberg

23.1   Consent of Meredith,
       Cardozo and Lanz LLP                                    X         II-6

24.1   Power of Attorney                                    Included on
                                                            Signature
                                                            Page to the
                                                            Registration
                                                            Statement
99.1   Logic Devices
       Incorporated
       1996 Stock Incentive Plan                               X         II-7

 EXHIBIT 5.1
                               July 17, 1997


 Logic Devices Incorporated
 1320 Orleans Drive
 Sunnyvale, California 94089

 Ladies and Gentlemen:

     We have acted as counsel to Logic Devices Incorporated (the "Corporation") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about July 31, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 600,000 shares (the "Securities") of common stock, no par value, of the Corporation which may be issued after the effectiveness of the Registration Statement from time to time pursuant to the Logic Devices Incorporated 1996 Stock Incentive Plan (the "Plan").

     We have examined the Plan and the originals or photostatic or certified copies of such records of the Corporation, certificates of officers of the Corporation and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. We have also made inquiries of officers and employees of the Corporation and of such others as deemed necessary for purposes of this opinion.

     Based upon our examination and inquiries referred to above and subject to the assumptions stated, we are of the opinion that when options to purchase the Securities have been duly authorized by the administrators of the Plan and the board of directors of the Corporation, and duly executed, authenticated, issued and delivered by the Corporation, when the Registration Statement, as it may be amended, has become effective under the Securities Act, when there has been compliance with applicable securities or blue sky laws of various jurisdictions, and when the
 Securities   authorized    have   been   duly   executed,
 authenticated,  issued  and  delivered   against   payment
 therefor in accordance with the terms of the Plan, with the terms of the particular options being exercised, and with
 the   administrative   procedures  duly  required  by  the
 administrators of the Plan, then subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be legally issued, fully paid and non-assessable.

     While we have reviewed the California General Corporation Law, we call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinion, we assume such statute will be construed and interpreted in a fashion comparable to that of the Illinois Business Corporation Act.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,



                              BARACK FERRAZZANO KIRSCHBAUM
                              PERLMAN & NAGELBERG

                                                Exhibit 23.1

             CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-8, of our report dated April 2, 1997, on our audit of the consolidated balance sheets of Logic Devices Incorporated as of December 31, 1996 and 1995 and the related consolidated statements of income and cash flows and related schedules for each of the years on the three-year period ended December 31, 1996, which appears in the December
 31, 1996 annual report on Form 10-K of Logic Devices Incorporated.

                                   Meredith,  Cardozo & Lanz
                                   LLP



 San Jose, California
 July 31, 1997

                      LOGIC DEVICES INCORPORATED
                      1996 STOCK INCENTIVE PLAN

     1.   PURPOSE OF THE PLAN

     The LOGIC DEVICES INCORPORATED 1996 STOCK INCENTIVE PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby key individuals providing services to Logic Devices Incorporated (hereinafter referred to as the "Company") and its related corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, directors, officers, employees and advisors will be eligible to acquire common stock of the Company
 (hereinafter   referred   to  as  "Shares")  or  otherwise
 participate in the financial success of the Company, on the terms and conditions established herein. For purposes of the Plan, a corporation shall be deemed a related corporation to the Company if such corporation would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively,
 of  the  Internal   Revenue   Code  of  1986,  as  amended
 (hereinafter referred to as the "Code").

     2.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Logic Devices Incorporated 1996 Stock Incentive Plan Administrative Committee (hereinafter referred to as the "Committee") which shall be comprised solely of two (2) or more non-employee directors appointed by the Board of Directors of the Company (hereinafter referred to as the "Board"). A non-employee director is any member of the Board who: (i) is not currently an officer of the Company or a related
 corporation;   (ii)  does  not  receive  compensation  for
 services rendered to the Company or a related corporation in any capacity other than as a director; (iii) does not possess an interest in any transaction with the Company for which disclosure would be required under the securities laws; or (iv) is not engaged in a business relationship with the Company for which disclosure would be required under the securities laws. The Committee shall have sole authority to select the individuals from among those eligible to whom awards shall be made under the Plan, to establish the amount of such award for each such individual and the time when certificates for Shares shall be issued,
 and  to  prescribe  the   legend  to  be  affixed  to  the
 certificate. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.

     3.   SHARES SUBJECT TO THE PLAN

     The aggregate number of Shares that may be awarded to individuals under the Plan shall be 600,000 Shares. Any Shares that remain unissued at the termination of the Plan
 shall  cease  to  be  subject  to  the   Plan,  but  until
 termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.
     4.   STOCK OPTIONS

     a.   Type of Options.   The  Company  may issue options
 that   constitute  Incentive  Stock  Options  ("Incentive
 Options") under Section 422 of the Code and options that do not constitute Incentive Options ("Nonqualified Options") to individuals under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or Nonqualified Option.

     b. TERMS OF OPTIONS. Except as provided in subparagraphs (c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, but not limited to, option price, vesting and option term.

     c.   ADDITIONAL TERMS APPLICABLE TO ALL OPTIONS.   Each
 option shall be subject to the following terms and conditions:

          (i)  WRITTEN  NOTICE.   An option may be exercised
               only by giving written  notice to the Company
               specifying  the  number  of   Shares   to  be
               purchased.

          (ii) METHOD  OF  EXERCISE.   The  aggregate option
               price may, subject to the terms and conditions set forth by the Committee in the stock option agreement, be paid in any one or a combination of cash, personal check, personal note, Shares already owned or Plan awards which the optionee has an immediate right to exercise.

          (iii) DEATH OF OPTIONEE. If an optionee terminates employment due to death prior to exercise in full of any options, his or her successor shall have the right to exercise the options within a period of two (2) years after the date of such termination to the extent that the right was exercisable at the date of such termination, or subject to such other terms as may be determined by the Committee.

          (iv) TRANSFERABILITY. No option may be sold, transferred, assigned or encumbered by an optionee, except: (i) by will or the laws of descent and distribution; (ii) pursuant to a certified domestic relations order; (iii) to any trust maintained solely for the benefit of an optionee; (iv) to the legal guardian of an optionee, in the event of the mental incapacity of such optionee; or (v) to an optionee's "Family Group" (as hereinafter defined). For purposes of this subparagraph, the term "Family Group" shall mean, with respect to any optionee who is an individual:
               (a) the spouse, parents, siblings or descendants of such optionee, in each such case, if applicable, whether natural or by adoption; (b) the parents, siblings, spouses or descendants of any of the parties listed in clause (a) hereof, in each such case, if applicable, whether natural or adopted; (c) any trust established for the benefit of any of the persons identified in clauses (a) or
               (b) hereof; (d) any corporation or partnership, the principal equity owners of which are, directly or indirectly, either (x) persons or entities identified in clauses
               (a),   (b)   or  (c)  hereof,  or  (y)  other
               corporations or partnerships satisfying the requirements of clauses (a), (b), (c) hereof or this clause (d).

     d.   ADDITIONAL TERMS APPLICABLE TO INCENTIVE  OPTIONS.
 Each Incentive Option shall be subject to the following terms and conditions:

          (i) OPTION PRICE. The option price per Share shall be not less than one hundred percent (100%) of the fair market value of such Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or related corporation (hereinafter referred to as a "10% Stockholder") shall not be less than one hundred and ten percent (110%) of the fair market value.

          (ii) TERM OF OPTION. No option may be exercised more than ten (10) years after the date of grant. Notwithstanding the preceding sentence, no option granted to a 10% Stockholder may be exercised more than five
               (5) years after the date of grant. No option may be exercised more than three (3) months after the optionee terminates employment with the Company or related corporation; except that, if the optionee terminates employment due to his or her disability (within the meaning of Section 22(e)(3) of the Code), the Committee may extend such three (3) month period for up to an additional nine (9) months.

          (iii) ANNUAL EXERCISE LIMIT. The aggregate value of Shares which may first become exercisable during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

          (iv) TRANSFERABILITY. No option may be transferred, assigned or encumbered by an optionee, except by will or the laws of descent and distribution, and during the optionee's lifetime an option may only be exercised by him or her.

     5.   RESTRICTED STOCK AWARDS

     a. Grants. Restricted Stock Awards ("RSAs") under the Plan shall be in the form of Shares, restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted stock agreements in such form and consistent with this Plan as the Committee shall approve from time to time.

     b.   RESTRICTION  PERIOD.   RSAs awarded under the Plan
 shall   be   subject  to  such  terms,  conditions,   and
 restrictions, including  without  limitation:  prohibitions
 against  transfer;  substantial  risks   of   forfeiture;
 attainment of performance objectives; repurchase by the Company or right of first refusal for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

     c. RESTRICTIONS UPON TRANSFER. RSAs awarded, and the right to vote underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order. Subject to the foregoing, and except as otherwise provided in the Plan, the grantee shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

     d.   CERTIFICATES.   Each certificate issued in respect
 of RSAs awarded to a grantee shall be deposited with the Company, or its designee, and shall bear the following legend:

     "This  certificate   and  the  shares  represented
     hereby are subject to  the  terms  and  conditions
     (including  forfeiture  and  restrictions  against
     transfer)   contained   in   the   Logic   Devices
     Incorporated  1996  Stock  Incentive  Plan  and an
     Agreement  entered  into  by the registered owner.
     Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of said
     Company."

     e.   LAPSE  OF  RESTRICTIONS.    The   Agreement  shall
 specify   the   terms  and  conditions  upon  which   any
 restrictions upon Shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of
 such  restrictions,   Shares,   free   of   the  foregoing
 restrictive legend, shall be issued to the grantee or his or her legal representative.

     f. TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event of a grantee's termination of employment prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

     6.   STOCK APPRECIATION RIGHTS

     a. Grants. Stock Appreciation Rights ("SARs") are rights entitling the grantee to receive cash or Shares having a fair market value equal to the appreciation in market value of a stated number of Shares from the date of grant to the date of exercise, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of the related option to the date of exercise, which may be granted to such eligible directors, employees and advisers as may be selected by the Committee.

     b. TERMS OF GRANT. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. In the event of a grant with a related option, the SAR shall be subject to the terms and conditions of the related option. In the event of an independent grant, the SAR shall be subject to the terms and conditions determined by the Committee. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee within two (2) years of the death of the grantee and transferred pursuant to a certified domestic relations order.

     c. PAYMENT UPON EXERCISE. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in Shares having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

     7.   FAIR MARKET VALUE

     For purposes of the Plan, fair market value of a Share shall mean the last reported transaction price reported on the exchange or market where traded.

     8.   AMENDMENT OR TERMINATION OF THE PLAN

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in paragraph 3 hereof) no amendment shall be made without approval of the shareholders of the Company which shall (i) materially increase the aggregate number of Shares with respect to which awards may be made under the Plan, or (ii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

     9.   TERM OF PLAN

     The Plan shall be effective upon the date of its adoption by the Board, subject to the approval of the Plan by a majority of the stockholders within twelve (12) months
 before  or after the  date  of  adoption.   Unless  sooner
 terminated under the provisions of paragraph 8, options, SARs and RSAs shall not be awarded under the Plan after the expiration of ten (10) years from the effective date of the Plan.

     10.  DELIVERY AND REGISTRATION OF STOCK

     The Company's obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other
 federal,  state  or  local  securities   legislation   or
 regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under applicable securities legislation or regulation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or automated quotation system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     This Plan is intended to comply with Rule 16b-3. Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

     11.  RIGHTS AS SHAREHOLDER

     Upon delivery of any Share to an individual, such individual shall have all of the rights of a shareholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

     12.  MERGER OR CONSOLIDATION

     In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger, consolidation or change of control.

     13.  CHANGES IN CAPITAL AND CORPORATE STRUCTURE

     The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split,
 combination  of shares, stock dividend  or  similar  transaction.   The
 adjustment shall be made in an equitable manner which will cause the awards to remain unchanged as a result of the applicable transaction.

     14.  SERVICE

     An individual shall be considered to be in the service of the Company or related corporation as long as he or she remains a director, employee or advisor of the Company or related corporation. Nothing herein shall confer on any individual the right to continued service with the Company or related corporation or affect the right of the Company or related corporation to terminate such service.

     15.  WITHHOLDING OF TAX

     To the extent the award, issuance or exercise of Shares, SARs or RSAs results in the receipt of compensation by an individual, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such individual or to withhold sufficient Shares to pay any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the individual may tender a personal check in the amount of tax required to be withheld.

                            TABLE OF CONTENTS


                                              Purpose of the Plan  1

                                       Administration of the Plan  2

                                       Shares Subject to the Plan  3

                                                    Stock Options  4
                                                  Type of Options  4 a
                                                 Terms of Options  4 b
                       Additional Terms Applicable to All Options  4 c
                                                   Written Notice  4 c i
                                               Method of Exercise  4 c ii
                                                Death of Optionee  4 c iii
                                                  Transferability  4 c iv
                 Additional Terms Applicable to Incentive Options  4 d
                                                     Option Price  4 d i
                                                   Term of Option  4 d ii
                                            Annual Exercise Limit  4 d iii
                                                  Transferability  4 d iv

                                          Restricted Stock Awards  5
                                                           Grants  5 a
                                               Restriction Period  5 b
                                       Restrictions Upon Transfer  5 c
                                                     Certificates  5 d
                                            Lapse of Restrictions  5 e
                       Termination Prior to Lapse of Restrictions  5 f

                                        Stock Appreciation Rights  6
                                                           Grants  6 a
                                                   Terms of Grant  6 b
                                            Payment upon Exercise  6 c

                                                Fair Market Value  7

                             Amendment or Termination of the Plan  8

                                                     Term of Plan  9

                               Delivery and Registration of Stock  10

                                            Rights as Shareholder  11

                                          Merger or Consolidation  12

                       Changes in Capital and Corporate Structure  13

                                                          Service  14

                                               Withholding of Tax  15


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